Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "HYRECAR INC.", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "HC LIQUIDATING, INC." ON THE SIXTEENTH DAY OF MAY, A.D. 2023, AT 5:50 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5645486 8320
SR# 20232140305

Authentication: 203369666
Date: 05-17-23

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HYRECAR INC.", CHANGING ITS NAME FROM "HYRECAR INC." TO "HC LIQUIDATING, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 2023, AT 5:50 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5645486 8100
SR# 20232101955

Authentication: 203369466
Date: 05-17-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:50 PM 05/16/2023
FILED 05:50 PM 05/16/2023
SR 20232101955 - File Number 5645486

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HYRECAR INC.

HYRECAR INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Article I of the Corporation's Certificate of Incorporation is hereby deleted in its entirety and replaced as follows:

"ARTICLE I

The name of the corporation is HC Liquidating, Inc. (the "Corporation")."

SECOND: This Certificate of Amendment was duly adopted in accordance with § 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of May 15, 2023.

HYRECAR INC.

By: ______________________
Name: Eduardo Iniguez
Title: Chief Executive Officer